Exhibit 1.1

                                                                EXECUTION COPY


                         USAA AUTO OWNER TRUST 2006-2

                              Asset Backed Notes

                           USAA FEDERAL SAVINGS BANK
                             (SELLER AND SERVICER)

                             USAA ACCEPTANCE, LLC
                                  (DEPOSITOR)

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                                  May 15, 2006



Deutsche Bank Securities Inc.,
60 Wall Street
New York, New York 10005

Wachovia Capital Markets, LLC
One Wachovia Center
Charlotte, North Carolina 28288

As Joint Global Coordinators
and Representatives of the
Several Underwriters named
on Schedule I hereto

Dear Sirs:

         USAA Acceptance, LLC, a Delaware limited liability company (the "Depositor"), proposes to form a Delaware statutory trust, USAA Auto Owner Trust 2006-2 (the "Issuer"), pursuant to an amended and restated trust agreement to be dated as of May 24, 2006 (the "Trust Agreement"), between the Depositor and Wells Fargo Delaware Trust Company, as owner trustee (the "Owner Trustee"), which will issue (i) $237,000,000 principal amount of its Class A-1 5.15898% Asset Backed Notes (the "Class A-1 Notes"), (ii) $283,000,000 principal amount of its Class A-2 5.31000% Asset Backed Notes (the "Class A-2 Notes"), (iii) $338,000,000 principal amount of its Class A-3 5.32000% Asset Backed Notes (the "Class A-3 Notes"), (iv) $233,076,000 principal amount of its Class A-4 5.37000% Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and (v) $36,651,706 principal amount of its Class B 5.62000% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes") pursuant to an indenture to be dated as of May 24, 2006 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, National Association, as indenture trustee (the "Indenture Trustee").


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The Issuer will also issue a certificate (the "Certificate" and, together with the Notes, the "Securities"). The assets of the Issuer will include, among other things, a pool of motor vehicle installment loans made by USAA Federal Savings Bank, a federally chartered savings association (the "Bank"), and secured by new and used cars and light duty trucks (the "Receivables"), certain monies due or received thereunder on or after May 1, 2006, security interests in the vehicles financed thereby, certain accounts, and the proceeds thereof, and the proceeds from claims on certain insurance policies. The Receivables will be transferred to the Depositor by the Bank, as seller (in such capacity, the "Seller"), pursuant to a receivables purchase agreement to be dated as of May 1, 2006 (the "Receivables Purchase Agreement"), between the Seller and the Depositor, as purchaser (the "Purchaser"), and the Depositor will transfer the Receivables to the Issuer in exchange for the Securities, pursuant to a sale and servicing agreement to be dated as of May 1, 2006 (the "Sale and Servicing Agreement"), among the Depositor, the Bank, as Seller and servicer (in such capacity, the "Servicer"), and the Issuer. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         At or prior to the time when sales to purchasers of the Notes were first made to investors by the several Underwriters named in Schedule I hereto (the "Underwriters"), which was approximately 2:45 p.m. on May 15, 2006 (the "Time of Sale"), the Depositor had prepared the following information (collectively, the "Time of Sale Information"): the Preliminary Prospectus Supplement dated May 15, 2006 to the Prospectus (as defined below) (together, along with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the "Preliminary Prospectus"). If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their old "Contracts of Sale" (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the "Securities Act")) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then "Time of Sale Information" will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representatives that corrects such material misstatements or omissions (a "Corrected Prospectus") and "Time of Sale" will refer to the time and date on which such new Contracts of Sale were entered into.

         This is to confirm the agreement concerning the purchase of the Notes from the Depositor by the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE DEPOSITOR AND THE BANK. Each of the Depositor and the Bank (each, a "Representing Party" and, collectively, the "Representing Parties") makes the representations and warranties set forth below. To the extent that a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to the Bank, the representation or warranty solely with respect to the Bank is only made by the Bank.



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


               (a) A registration statement on Form S-3 (No. 333-131356) relating to the Notes has been filed by Depositor with the Securities and Exchange Commission (the "Commission") and has become effective and is still effective as of the date hereof under the Securities Act. The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations") a prospectus supplement dated May 15, 2006 (together with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the "Prospectus Supplement") to the prospectus dated May 15, 2006, relating to the Notes and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus, the Preliminary Prospectus and the Prospectus Supplement have been delivered to you. Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Securities Act and the Rules and Regulations.

               (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the three preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information (as defined herein). The Indenture has been qualified under the Trust Indenture Act.



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



               (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information.

               (d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

               (e) The Bank has been duly organized and is validly existing as a federally chartered savings association and is a member of the Federal Home Loan Bank System. The Bank is in good standing with the Office of Thrift Supervision and has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as such properties are presently owned, leased and operated and as such business is presently conducted, and had at all relevant times, and now has, the power, authority and legal right to own and sell the Receivables.

               (f) The Depositor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.) (the "LLC Act") with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership of property or the conduct of business, and the failure to so qualify or register would have a materially adverse effect on the Depositor and now has the power, authority and legal right to acquire, own and sell the Receivables.

               (g) The representations and warranties of the Bank in Section
          3.02 of the Receivables Purchase Agreement will be true and correct as of the Closing Date.

               (h) The representations and warranties of the Depositor in
          Section 5.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.

               (i) The representations and warranties of the Bank in Section
          6.1 of the Sale and Servicing Agreement will be true and correct as of the Closing Date.



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



               (j) Each Representing Party has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by each Representing Party of this Agreement has been duly authorized by such Representing Party.

               (k) This Agreement has been duly executed and delivered by the Representing Parties.

               (l) When authenticated by the Owner Trustee in accordance with the Trust Agreement, the Certificate will be duly issued and entitled to the benefits and security afforded by the Trust Agreement and the Sale and Servicing Agreement.

               (m) When authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of federal savings associations and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (n) The execution, delivery and performance of this Agreement and the consummation by each of the Representing Parties of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the organizational documents of such Representing Party, or any indenture, agreement or other instrument to which such Representing Party is a party or by which such Representing Party is bound, or violate any law or any order, rule or regulation applicable to such Representing Party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Representing Party or any of its properties; and, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

               (o) There are no proceedings or investigations pending or, to the knowledge of each Representing Party, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Representing Party or its properties (i) asserting the invalidity of this Agreement or any of the Securities, (ii) seeking to prevent the issuance of any of the Securities or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to such



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          Representing Party, is reasonably likely to materially and adversely affect the performance by such Representing Party, as applicable, of its obligations under, or the validity or enforceability of, the Securities or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities.

               (p) Each Representing Party (i) is not in violation of its organizational documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which such Representing Party is a party or by which such Representing Party is bound or to which any of such Representing Party's property or assets is subject and (iii) is not in violation in any respect of any law, order, rule or regulation applicable to such Representing Party or any of such Representing Party's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on (A) the performance by such Representing Party's of its obligations under, or the validity or enforceability of, the Securities, the Basic Documents or this Agreement or (B) the condition (financial or otherwise), results of operations, business or prospects of such Representing Party.

               (q) None of the Issuer, the Depositor or the Bank is or upon issuance of the Notes and the application of the proceeds therefrom will be an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

               (r) None of the Depositor, the Bank or anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act.

               (s) As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

         2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Depositor agrees to cause to be issued by the Issuer and the Depositor agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Depositor, the respective principal amount of Notes set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to (i) with respect to the Class A-1 Notes, 99.880000% of the principal amount thereof, (ii) with respect to the Class A-2 Notes, 99.826492% of the principal amount thereof, (iii) with respect to the Class A-3 Notes, 99.788935% of the principal amount thereof, (iv) with respect to the Class A-4 Notes, 99.738325% of the principal amount thereof and (v) with respect to the Class B Notes, 99.694612% of the principal amount thereof.



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


         The Depositor shall not be obligated to deliver any of the Notes except upon payment in full for all the Notes to be purchased as provided herein.

         Delivery of and payment for the Notes shall be made at the office of Sidley Austin LLP, New York, New York, or at such other place as shall be agreed upon by Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, as Representatives of the Several Underwriters named herein (the "Representatives"), and the Depositor, at 9:00 A.M., New York time, on May 24, 2006, or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representatives and the Depositor (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Depositor shall deliver or cause to be delivered to the Representatives for the account of each Underwriter the Notes against payment to or upon the order of the Depositor of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, each class of Notes shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interest of the beneficial owners of the Notes will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Notes will be available only under limited circumstances.

         3. FURTHER AGREEMENTS OF THE DEPOSITOR AND THE BANK. (a) The Depositor agrees with each of the several Underwriters:

                    (i) To file the Prospectus Supplement with the Commission
               pursuant to and in accordance with Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representatives of such timely filing.

                    (ii) During any period in which a prospectus relating to
               the Notes is required to be delivered under the Securities Act: to advise the Representatives promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representatives; to advise the Representatives promptly of (A) the effectiveness of any post-effective amendment to the Registration Statement, (B) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Notes or the initiation or threatening of any proceedings for that purpose and (E) the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or



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               suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

                    (iii) If, during any period in which a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances, when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

                    (iv) To furnish promptly to each of the Representatives
               and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (a)(iii) of this Section 4, to deliver promptly without charge to the Representatives such number of the following documents as the Representatives may from time to time reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and each of the Basic Documents) and (B) any preliminary prospectus supplement, including the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto.

                    (v) During any period in which a prospectus relating to
               the Notes is required to be delivered under the Securities Act, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Representatives, be required by the Securities Act or requested by the Commission.

                    (vi) For so long as any of the Notes are outstanding or
               until such time as the Underwriters shall cease to maintain a secondary market in the Notes, to furnish to the Underwriters
               (A) copies of all materials furnished by the Issuer to the holders of the Notes and all reports and financial statements furnished by the Issuer to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (B) from time to time, such other information concerning the Depositor filed with any government or regulatory authority or national securities exchange which is otherwise publicly available as the



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               Representatives may reasonably request and such other
               information concerning the Issuer as the Representatives may reasonably request.

                    (vii) Promptly from time to time to take such action as
               the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, that in connection therewith the Depositor shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

                    (viii) During the period from the date of the Prospectus
               to and including the business day after the Closing Date, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of installment loans for new and used cars and light duty trucks without the prior written consent of the Representatives.

                    (ix) For a period from the date of this Agreement until
               the retirement of the Notes, to deliver to you the annual statement of compliance and the annual independent certified public accountants' report furnished to the Owner Trustee and the Indenture Trustee, pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, respectively.

                    (x) To cause the Trust to make generally available to
               Noteholders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                    (xi) To file with the Commission the final terms of the
               Notes pursuant to Rule 433(d)(5) of the Securities Act in the form attached hereto as Exhibit A (the "Final Term Sheet").

               (b) The Depositor and the Bank agree with each of the several Underwriters that to the extent, if any, that the ratings provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") are conditional upon the furnishing of documents or the taking of any other actions by the Bank or the Depositor, to furnish such documents and take any such other actions.



4.           WRITTEN COMMUNICATIONS.



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               (a) It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

               (b) The following terms have the specified meanings for purposes of this Agreement:

                    (i) "Free Writing Prospectus" means and includes any
               information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act.

                    (ii) "Issuer Information" means (1) the information
               contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus (other than Underwriter Information), (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information other than any Pre-pricing Information, (3) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter and
               (4) information contained in the Final Term Sheet.

                    (iii) "Derived Information" means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Pre-pricing Information, or (C) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

                    (iv) "Pre-pricing Information" means the information in a
               Underwriter Free Writing Prospectus consisting of (A) the status of the subscriptions for each class of Notes (both for the issuance as a whole and for each Underwriter's specific retention) and (B) expected pricing parameters of the Notes.

               (c) The Depositor will not disseminate to any potential investor any information relating to the Notes that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information, the Prospectus and the Final Term Sheet, unless the Depositor has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

               (d) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.



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



               (e) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

                    The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-[_________].

               (f) In the event any Representing Party becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), such Representing Party shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

               (g) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                    (i) Other than the Preliminary Prospectus and the
               Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that
               (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (4) below), (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Notes, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Notes (each such written communication, an "Underwriter Free Writing Prospectus"); (ii) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the

               Depositor or the Issuer shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act in the form of the Final Term Sheet; and (iii) each Underwriter will be permitted to provide confirmations of sale.

                    (ii) In disseminating information to prospective
               investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

                    (iii) Prior to entering into any Contract of Sale, it
               shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

                    (iv) If a Defective Prospectus has been corrected with a
               Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor and (B) provide to such investor (w) adequate disclosure of the contractual arrangement, (x) adequate disclosure of such investor's rights under its existing Contract of Sale, (y) adequate disclosure of the new information in the Corrected Prospectus and (z) a meaningful ability to elect to terminate or not terminate the existing Contract of Sale and to elect to enter into or not enter into a new agreement to purchase the Notes.

                    (v) Immediately following the use of any Underwriter Free
               Writing Prospectus containing any "issuer information" as defined in Rule 433(h)(1) and footnote 271 of the Commission's Securities Offering Reform Release No. 83-8591 of the Securities Act it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such "issuer information" consists of the terms of the Notes, and such information is not the final information to be included in the Prospectus Supplement.

               (h) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Representing Parties jointly and severally agree to reimburse such Underwriter for such costs.

               (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), each Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A Notes to the public in that Relevant Member State at any time:

                    (i) to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                    (ii) to any legal entity which has two or more of (1) an
               average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                    (iii) in any other circumstances which do not require the
               publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For purposes of this Section 4(i), the expression an "offer of Class A Notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

               (j) Each Underwriter is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Class A Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Class A Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the "FSMA") by the issuing entity;

               (k) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

               (l) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom.

         5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Representing Parties contained herein, to the accuracy of the statements of the Representing Parties made in any certificates pursuant to the provisions hereof, to the performance by the Representing Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

               (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representatives; and the Depositor shall have filed the Prospectus Supplement and the Preliminary Prospectus and the final terms of the Notes with the Commission pursuant to Rule 424(b) and Rule 433 of the Securities Act, as applicable, within the time period prescribed by such rules.

               (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, each of the Basic Documents, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to counsel for the Underwriters, and the Representing Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (c) The Trust Agreement shall have been duly executed and delivered by the Depositor and the Owner Trustee and the Certificates shall have been duly executed and delivered by the Owner Trustee on behalf of the Issuer and duly authenticated by the Owner Trustee.

               (d) The Sale and Servicing Agreement shall have been duly executed and delivered by the Depositor, the Bank, as Seller and Servicer and the Issuer and agreed and accepted by the Indenture Trustee and the Owner Trustee.

               (e) The Indenture shall have been duly executed and delivered by the Issuer and the Indenture Trustee and the Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Indenture Trustee.

               (f) The Receivables Purchase Agreement shall have been duly executed and delivered by the Seller and the Depositor.

               (g) The Representatives shall have received evidence satisfactory to them and their counsel that within ten days of the Closing Date, UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Basic Documents have been filed.

               (h) Michael J. Broker, Esq., Vice President and Banking Counsel of the Bank, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated the Closing Date, regarding the due organization and power and authority of the Bank, the due authorization, execution and delivery by the Bank of the Basic Documents to which it is a party, no conflicts or violations of its charter or by-laws, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (i) Richards, Layton & Finger, P.A., special Delaware counsel to the Depositor, shall have furnished to the Representatives their written opinion, as counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, regarding (i) the due organization of the Depositor and (ii) other general Delaware law matters with respect to the Depositor, including, without limitation, the due authorization, execution and delivery of the Basic Documents by the Depositor, in each case, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (j) Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, shall have furnished to the Representatives their written opinion, as counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, regarding (i) the due organization of the Issuer, (ii) the enforceability of the Trust Agreement, (iii) other general Delaware law matters with respect to the Issuer, including, without limitation, the due authorization, execution and delivery of the Basic Documents by the Issuer and the due authorization and issuance of the Certificates, (iv) the perfection and priority of the security interest created by the Sale and Servicing Agreement and (v) the perfection and priority of the security interest created by the Indenture, in each case, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (k) Sidley Austin LLP shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date, regarding (i) the enforceability of the Basic Documents (other than the Trust Agreement and the Note Depository Agreement), (ii) the validity of the security interests created thereby, (iii) the due issuance and enforceability of the Notes, (iv) the qualification of the Indenture under the Trust Indenture Act, (v) no violations of law, (vi) compliance with applicable federal securities laws, (vii) exemption of the Bank, the Depositor and the Issuer from registration as an investment company under the Investment Company Act of 1940, as amended, (viii) the conformity in all material respects of each of the Basic Documents to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information, (ix) the Registration Statement, the Preliminary Prospectus and the Prospectus appear on their face to be responsive in all material respects to the applicable Rules and Regulations and (x) negative assurances concerning the Prospectus and the Time of Sale Information, in each case in form and substance reasonably satisfactory to the Representatives and their counsel.

               (l) Gardere Wynne Sewell LLP, special Texas counsel to the Depositor, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date, regarding the perfection and priority of the security interest created by the Receivables Purchase Agreement, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (m) Sidley Austin LLP shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date, with respect to certain matters relating to the transfer of the Receivables by the Seller to the Depositor, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (n) Sidley Austin LLP shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated the Closing Date, to the effect that (i) the Issuer will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, (ii) the Class A Notes will be characterized as indebtedness for federal income tax purposes and (iii) the statements set forth in the Preliminary Prospectus and in the Prospectus under the heading "Certain Federal Income Tax Consequences", to the extent that they are statements of law are true and correct in all material respects, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (o) The Representatives shall have received from McKee Nelson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Bank and the Depositor shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

               (p) Richards, Layton & Finger, P.A., counsel to the Owner Trustee, shall have furnished to the Representatives their written opinion, as counsel to the Owner Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (q) Thacher Proffitt & Wood LLP, counsel to the Indenture Trustee, shall have furnished to the Representatives their written opinion, as counsel to the Indenture Trustee, addressed to the Underwriters and dated the Closing Date, regarding the due organization of the Indenture Trustee, the due authorization, execution and delivery by the Indenture Trustee of the Basic Documents to which it is a party, no conflicts or violations of organizational documents, contracts or law and other related matters, in form and substance reasonably satisfactory to the Representatives and their counsel.

               (r) The Representatives shall have received a letter dated the date hereof (the "Procedures Letter") from a firm of independent nationally recognized certified public accountants acceptable to the Representatives verifying the accuracy of such financial and statistical data contained in the Prospectus (including any static pool data included therein pursuant to Item 1105 of Regulation AB under the Securities Act) as the Representatives shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representatives shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

               (s) The Representatives shall have received a certificate, dated the Closing Date, of any of the Chairman of the Board, the President, any Senior Vice President, any Vice President or the chief financial officer of each of the Bank and the Depositor stating that (i) the representations and warranties of the Bank or the Depositor, as applicable, contained in this Agreement and the Basic Documents to which it is a party are true and correct on and as of the Closing Date, (ii) the Bank or the Depositor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and (iv) since December 31, 2005, there has been no material adverse change in the financial position or results of operations of the Bank or the Depositor, as applicable, or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Bank or the Depositor, as applicable, or the Issuer except as set forth in or contemplated by the Registration Statement and the Prospectus.

               (t) The Representatives shall have received a letter from Moody's stating that (i) the Class A-1 Notes have received a rating of "Prime-1" and (ii) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have received a rating of "Aaa".

               (u) The Representatives shall have received a letter from S&P stating that (i) the Class A-1 Notes have received a rating of "A-1+" and (ii) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have received a rating of "AAA".

               (v) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) there shall have been any material disruption in commercial banking securities settlement or clearance services in the United States or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency as to make it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

               (w) The Representatives shall have received from the Indenture Trustee, a certificate stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement, is true, accurate and complete.


         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Depositor or the Bank prior to delivery of and payment for the Notes if, prior to that time, any of the events described in
Section 6(v) shall have occurred or any of the other conditions described in
Section 6 shall not be satisfied.

         7. DEFAULTING UNDERWRITERS.

               (a) If any one or more of the Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder on the Closing Date, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the Representatives may make arrangements for the purchase of such Notes by other persons satisfactory to the Bank, the Depositor and the Representatives, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Notes which it agreed to purchase on the Closing Date pursuant to Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives, the Bank and the Depositor do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Bank or the Depositor, except that the Bank and the Depositor will continue to be liable for the payment of expenses to the extent set forth in Sections 9 and 13 and except that the provisions of Sections 10 and 11 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
          Schedule 1 hereto who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

               (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting Underwriter, any of the Representatives, the Bank or the Depositor may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Bank and the Depositor or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Depositor agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

         8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) notice shall have been given pursuant to Section 7 terminating the obligations of the Underwriters hereunder, (b) the Depositor shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement or
(c) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Bank shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Bank shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Bank shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         9. INDEMNIFICATION.

               (a) The Representing Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto or in the Issuer Information or
          (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of Issuer Information, when considered together with the Preliminary Prospectus), in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that the Representing Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from (x) the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters' Information or (y) any Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement.

               (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Representing Party, each of its directors, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls a Representing Party within the meaning of Section 15 of the Securities Act (collectively referred to solely for the purposes of this Section 9 and Section 10 as the "Representing Party Indemnified Parties"), against any loss, claim, damage or liability, joint or several, to which the Representing Party Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto or in any Derived Information or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission (A) in the Registration Statement, the Preliminary Prospectus or in any amendment or supplement thereto or the Prospectus or in any amendment or supplement thereto was made in reliance upon and in conformity with the written information furnished to the Bank and the Representing Parties by or on behalf of such Underwriter specifically for use therein or (B) in the Derived Information that does not arise out of or is not based upon an error or material omission in the information contained in the Preliminary Prospectus or in any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter, and shall reimburse Representing Party Indemnified Parties for any legal or other expenses reasonably incurred by the Representing Party Indemnified Parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred. The parties acknowledge and agree that the written information furnished to the Representing Parties through the Representatives by or on behalf of the Underwriters (the "Underwriters' Information") consists (x) with respect to the Preliminary Prospectus, solely of the first paragraph of text exclusive of the following table and the third paragraph of text exclusive of the following table under the caption "Underwriting" in the Preliminary Prospectus and the second, third and fourth paragraphs of text and the second sentence in the sixth paragraph of text under the caption "Underwriting-General" in the Preliminary Prospectus and (y) with respect to the Prospectus Supplement, solely of the first paragraph of text including the following table and the third paragraph of text including the following table under the caption "Underwriting" in the Prospectus Supplement and the second, third and fourth paragraphs of text and the second sentence in the sixth paragraph of text under the caption "Underwriting-General" in the Prospectus Supplement.

               (c) Promptly after receipt by an indemnified party under this
          Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         The obligations of the Representing Parties and the Underwriters in this Section 9 and in Section 10 are in addition to any other liability which the Representing Parties or the Underwriters, as the case may be, may otherwise have.

         10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Representing Parties on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Representing Parties on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Representing Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Representing Parties bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Representing Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The Representing Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 9, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. Notwithstanding the provisions of this
Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify as provided in Section 9 and contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

         11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Representing Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Representing Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. EXPENSES. The Representing Parties agree with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus supplement (including the Preliminary Prospectus), the Prospectus and any amendment or supplement to the Prospectus, including, without limitation, the Prospectus Supplement, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents and the Term Sheet by mail, telex or other means of communications; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 3(a)(vii) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by Moody's and S&P for rating the Notes;
(g) all fees and expenses of the Owner Trustee and the Indenture Trustee and their respective counsel; (h) the amounts set forth in Section 4(h); and (i) all other costs and expenses incident to the performance of the obligations of the Representing Parties under this Agreement; provided, that except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

         13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Representing Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or (iii) acceptance of and payment for the Notes.

         14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
          Attention: Richard d'Albert, Managing Director; and Wachovia Capital Markets, LLC, One Wachovia Center, Charlotte, North Carolina 28288,
          Attention: Curt Sidden, Managing Director;

               (b) if to the Depositor, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Depositor set forth in the Registration Statement, Attention: General Counsel; and

               (c) if to the Bank, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Bank set forth in the Registration Statement, Attention: General Counsel.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Bank and the Depositor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

         15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         19. NO FIDUCIARY DUTY. Each of the Depositor and the Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm's length contractual counterparty to the Depositor and the Bank with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, the Bank or any other person. In addition, neither the Representatives nor any other Underwriter is advising the Depositor, the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and the Bank shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to either the Depositor or the Bank with respect thereto. Any review by the Underwriters of the Depositor, the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of either the Depositor or the Bank.

         If the foregoing is in accordance with your understanding of the agreement between the Bank, the Depositor and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     USAA ACCEPTANCE, LLC


                                     By: /s/ Edwin T. McQuiston
                                         -----------------------
                                         Name:  Edwin T. McQuiston
                                         Title: Vice President


                                     USAA FEDERAL SAVINGS BANK


                                     By: /s/ Michael J. Broker
                                         -------------------------
                                         Name:  Michael J. Broker
                                         Title: Vice President


Accepted:

DEUTSCHE BANK SECURITIES INC.


By: /s/ Richard V. Lawrence
    -------------------------
    Authorized Signatory


Accepted:

DEUTSCHE BANK SECURITIES INC.


By: /s/ Rick Koppenhaver
    -------------------------
    Authorized Signatory


Accepted:

WACHOVIA CAPITAL MARKETS, LLC


By: /s/ Steven J. Ellis
    -------------------------
    Authorized Signatory

Acting on behalf of themselves and as
the Representatives of the several
Underwriters


                                                SCHEDULE 1


                                                     Principal       Principal       Principal       Principal
                                                     Amount of       Amount of       Amount of       Amount of       Principal
                                                     Class A-1       Class A-2       Class A-3       Class A-4       Amount of
Underwriter                                            Notes           Notes           Notes           Notes       Class B Notes
-----------                                          ---------       ---------       ---------       ---------     -------------
Deutsche Bank Securities Inc....................     $71,100,000     $84,900,000    $101,400,000     $69,922,800     $36,651,706
Wachovia Capital Markets, LLC...................     $71,100,000     $84,900,000    $101,400,000     $69,922,800         N/A
Banc of America Securities LLC..................     $23,700,000     $28,300,000     $33,800,000     $23,307,600         N/A
Barclays Capital Inc............................     $23,700,000     $28,300,000     $33,800,000     $23,307,600         N/A
BNP Paribas Securities Corp.....................     $23,700,000     $28,300,000     $33,800,000     $23,307,600         N/A
J.P. Morgan Securities Inc......................     $23,700,000     $28,300,000     $33,800,000     $23,307,600         N/A
                                                 ---------------------------------------------------------------------------------
 Total..........................................    $237,000,000    $283,000,000    $338,000,000    $233,076,000     $36,651,706
                                                 ---------------------------------------------------------------------------------

                                   EXHIBIT A


                                                Filed pursuant to Rule 433(d)
                                       Registration Statement No. 333- 131356


                     FINAL TERM SHEET, dated May 15, 2006

                                $1,127,727,706
                         USAA AUTO OWNER TRUST 2006-2
                                Issuing Entity
                             USAA Acceptance, LLC
                                   Depositor
                      [GRAPHIC OMITTED] USAA
                                        FEDERAL
                                        SAVINGS
                   [GRAPHIC OMITTED](R) BANK


                          USAA FEDERAL SAVINGS BANK
                         Sponsor, Seller and Servicer

The issuing entity will own motor vehicle loans originated by USAA Federal Savings Bank and will issue the following classes of USAA Auto Owner Trust 2006-2 Asset Backed Notes:

                           Class A-1          Class A-2           Class A-3          Class A-4           Class B
                           Notes(3)            Notes(3)           Notes(3)           Notes(3)            Notes(4)
Principal
   Amount.........       $237,000,000        $283,000,000         $338,000,000      $233,076,000         $36,651,706

Per Annum
   Interest
   Rate...........              5.15898%              5.310%             5.320%             5.370%              5.620%

Final
   Scheduled
   Payment
   Date...........       June 15, 2007      Mar. 16, 2009      Sept. 15, 2010      Feb. 15, 2012      Jan. 15, 2013

Initial Public
   Offering
   Price (1)......           100.000000%          99.996492%         99.998935%         99.978325%          99.994612%

Ratings
   (Moody's/S&P)..       Prime-1/A-1+          Aaa/AAA             Aaa/AAA            Aaa/AAA              BBB

Payment Date......   Monthly,           Monthly,            Monthly,           Monthly,           Monthly,
                     beginning          beginning           beginning          beginning          beginning
                     June 15, 2006      June 15, 2006       June 15, 2006      June 15, 2006      June 15, 2006
                     (subject to the    (subject to the     (subject to the    (subject to the    (subject to the
                     business day       business day        business day       business day       business day
                     convention)        day convention)     convention)        convention)        convention)
Weighted Average
   Life(2)                 0.31                1.00               2.00               3.23                3.56
CUSIP.............


(1) Plus accrued interest from May 24, 2006.
(2)      Pricing speed:  1.6% ABS (with a 10% clean-up call)
(3) The Class A Notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA or to Section 4975 of the Code.

(4) The Class B Notes may not be acquired by, on behalf of or with assets of an employee benefit plan or individual retirement account. Trade Date: May 15, 2006 Settlement Date: May 24, 2006

                Joint Global Coordinators of the Class A Notes

Deutsche Bank Securities                                  Wachovia Securities
                       Co-Managers of the Class A Notes
         Banc of America Securities LLC
                                        Barclays Capital
                                                        BNP Paribas
                                                                      JPMorgan

                    Global Coordinator of the Class B Notes
                           Deutsche Bank Securities

         The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.